As filed with the Securities and Exchange Commission on November 5, 1997.

                                              Registration No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                             RESEARCH, INCORPORATED
             (Exact name of registrant as specified in its charter)

                 MINNESOTA                                41-0908058
       (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or organization)                 Identification No.)

                             6425 FLYING CLOUD DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                             RESEARCH, INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                          ----------------------------

                                                     Copy to:
         Claude C. Johnson                           Charles P. Moorse
         Chief Executive Officer and President       Kristin L. Johnson
         6425 Flying Cloud Drive                     Lindquist & Vennum P.L.L.P.
         Eden Prairie, Minnesota 55344               4200 IDS Center
         (612) 941-3300                              Minneapolis, MN 55402
         (Name, address and telephone                (612) 371-3211
          number, including area code,
          of agent for service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
                                            Proposed       Proposed
Title of                                     Maximum        Maximum
Securities                   Amount         Offering       Aggregate        Amount of
to be                         to be           Price        Offering       Registration
Registered                 Registered       Per Share        Price             Fee
--------------------------------------------------------------------------------------
Common Stock,            100,000 shares     $8.75(1)      $875,000(1)        $265.00
no par value,
to be issued pursuant
to Research, Incorporated
Employee Stock Purchase Plan
--------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on November 3, 1997.

                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 1996.

         (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended December 31, 1997, March 31, 1997 and June 30, 1997.

         (c) The Definitive Proxy Statement dated December 12, 1996 for the Annual Meeting of Shareholders held on January 16, 1997.

         (d) The description of the Company's Common Stock as set forth in the Company's Form S-8 Registration Statement dated May 27, 1988 (Registration No. 33-22155), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Lindquist & Vennum P.L.L.P. is rendering its opinion as to the validity of the shares being registered hereby. Gerald E. Magnuson, Of Counsel to Lindquist & Vennum, is an officer, director and shareholder of the Company.

Item 6. Indemnification of Directors and Officers.

         The Company's Bylaws provide that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota. Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes, Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.  (Filed electronically herewith)

         Exhibit
         -------

         4.1    Research, Incorporated Employee Stock Purchase Plan
         5.1    Opinion of Lindquist & Vennum P.L.L.P
         23.1   Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
         23.2   Consent of Arthur Andersen LLP, independent public accountants
         24.1   Power of Attorney (included on signature page hereof)

Item 9. Undertakings.

(a)      The Company hereby undertakes to:

         (1) File, during any period in which offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on November 5, 1997.

                                       RESEARCH, INCORPORATED

                                       By \s\ Claude C. Johnson
                                          --------------------------------------
                                              Claude C. Johnson, President and
                                              Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Research, Incorporated hereby constitute and appoint Claude C. Johnson and Gerald E. Magnuson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on November 5, 1997 in the capacities indicated.

Signature
---------

   /s/ Claude C. Johnson
------------------------------------------------
Claude C. Johnson, President, Chief Executive
Officer (Principal Executive Officer) and Director

   /s/ Richard L. Grose
------------------------------------------------
Richard L. Grose, Treasurer (Chief Financial
Officer)

   /s/ Gerald E. Magnuson
------------------------------------------------
Gerald E. Magnuson, Secretary
and Director

   /s/ James R. Anderson
------------------------------------------------
James R. Anderson, Director

   /s/ Charles G. Schiefelbein
------------------------------------------------
Charles G. Schiefelbein, Director

   /s/ Edward L. Lundstrom
------------------------------------------------
Edward L. Lundstrom, Director

   /s/ John G. Colwell, Jr.
------------------------------------------------
John G. Colwell, Jr., Director